UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2006

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On July 3, 2006, NeoMagic Corporation (the “Company”) completed the sale of all right, title and interest in and to four of the Company’s patents (the “Patents”) to Samsung Electronics Co. Ltd. (“Samsung”) for $1.4 million pursuant to a patent sale agreement (the “Agreement”). After payment of expenses related to the negotiation of the Agreement, the Company received approximately $1.0 million in net proceeds from the sale. The Company filed a Current Report on Form 8-K regarding entry into the Agreement on June 22, 2006 (the “Prior 8-K”). In the Prior 8-K, the Company stated that it expected to close the sale of the Patents on or before June 30, 2006. The closing date was postponed by one business day to accommodate Samsung’s internal processes.

The Company has retained a worldwide, non-exclusive license to all the Patents. The Company has no ongoing obligations under the Agreement.

The Company has no material relationship with Samsung (other than the Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: July 10, 2006	/s/ Scott Sullinger
Scott Sullinger
Chief Financial Officer